SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___ )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Viragen, Inc.
(Name of Registrant as Specified In Its Charter)
not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒  No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

VIRAGEN, INC.
865 S.W. 78th Avenue, Suite 100
Plantation, Florida 33324
954-233-8746
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on November 14, 2005
To the Stockholders of Viragen, Inc.
PLEASE TAKE NOTICE that Viragen, Inc., a Delaware corporation, will hold a special meeting of stockholders at the Renaissance Plantation Hotel located at 1230 Pine Island Road, Plantation, Florida, on Monday, November 14, 2005 at 2:00 P.M., local time, or at any and all adjournments, at which our stockholders will be requested:
1.	To authorize the possible issuance of more than 19.9% of our common stock at below fair market value in a financing transaction pursuant to which Viragen has received gross proceeds of $2 million through the sale of its convertible debentures and common stock purchase warrants to four institutional investors;

2.	To authorize amendments to Viragen’s Certificate of Incorporation to increase the number of shares of common stock that Viragen is authorized to issue; and

3.	To transact other business that may properly come before the meeting or any adjournment.
     A copy of our proxy statement, which is being first mailed to stockholders on or about October 20, 2005, is attached.
     The board of directors has fixed the close of business on October 7, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. If you do not expect to be present at the meeting, you are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States. You may also vote electronically via the internet or by telephone.

By Order of the Board of Directors,
/s/ Dennis W. Healey
Dennis W. Healey, Secretary

Plantation, Florida
October __, 2005
This is an important meeting, and you are cordially invited to attend the meeting in person. If you are unable to attend in person, please execute and return the enclosed proxy card, or vote electronically via the internet or by telephone at your earliest convenience. Promptness in returning the executed proxy card will be appreciated. If you vote by proxy, you may nevertheless attend the meeting, revoke your proxy and vote your shares in person.

OUTSTANDING STOCK AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE:
AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK AT BELOW FAIR MARKET VALUE IN A
FINANCING TRANSACTION PURSUANT TO WHICH VIRAGEN RECEIVED GROSS PROCEEDS OF $2 MILLION THROUGH THE
SALE OF CONVERTIBLE DEBENTURES AND COMMON STOCK PURCHASE WARRRANTS TO FOUR INSTITUTIONAL INVESTORS
PROPOSAL TWO: PROPOSAL TO AUTHORIZE AN AMENDMENT TO VIRAGEN’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE
NO RIGHTS OF APPRAISAL
INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON
OTHER MATTERS
AVAILABILITY OF FORM 10-K ANNUAL REPORT

VIRAGEN, INC.
865 S.W. 78th Avenue, Suite 100
Plantation, Florida 33324
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
     This proxy statement is being furnished to you by the board of directors of Viragen, Inc., a Delaware corporation, in connection with a solicitation of proxies for use at our special meeting of stockholders. We will hold a special meeting at the Renaissance Plantation Hotel located at 1230 Pine Island Road, Plantation, Florida, on Monday, November 14, 2005 at 2:00 P.M., local time, or at any and all adjournments. We will bear the cost of this solicitation. The date of mailing of this proxy statement and form of proxy is approximately October 20, 2005.
OUTSTANDING STOCK AND VOTING RIGHTS
Record Date
     The board of directors has fixed the close of business on October 7, 2005 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record on that date will be entitled to vote at the special meeting.
Shares Outstanding
     As of the October 7, 2005 record date, 38,896,666 shares of our common stock, $.01 par value per share, were outstanding. Each share of common stock outstanding entitles the holder to one vote on each proposal submitted to stockholders for consideration at the annual meeting.
Revocation of Proxies
     If you submit your proxy card, you have the power to revoke it by notice of revocation directed to the proxy holder at any time before it is voted. Unless you withhold authority in writing, proxies that are properly executed, will be voted “FOR” each of the proposals. Even if you submit a proxy card, you may nevertheless attend the meeting, revoke your proxy and vote in person.
Quorum
     A quorum is the minimum number of shares that must be present at the annual meeting, in person or represented by proxy, in order to conduct the business of the meeting. The quorum necessary to conduct business at the annual meeting of stockholders is a majority of the shares of common stock outstanding (19,448,334 shares) as of the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the annual meeting.

Vote Required for Approval
     Authorization for Proposal One requires the affirmative vote of a majority of the shares of our common stock present at the annual meeting in person or by proxy, and entitled to vote on the Proposal. Authorization for Proposal Two requires the affirmative vote of a majority of the Viragen’s outstanding shares of common stock entitled to vote on the Proposal.
Abstentions
     Abstentions are considered shares present at the annual meeting in person or by proxy, and will be counted for purposes of determining whether a quorum is present. Abstentions will have no effect on the outcome of Proposal One, but will have the effect of a vote “AGAINST” Proposal Two.
Broker Non-Votes
     Broker non-votes refer to Viragen shares held in street name by a brokerage firm or nominee (such as Cede & Co.) under circumstances where the beneficial owner has not instructed the broker or nominee as to how the shares should be voted. Broker non-votes are considered present by proxy for purposes of determining whether a quorum is present at the meeting. If your shares are held in street name, the broker or nominee in whose name your shares are held is permitted to vote your shares on the matters to be voted upon at the annual meeting, even if you have not provided specific direction on how your shares should be voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table shows certain information regarding Viragen voting securities beneficially owned as of the record date, by:
•	each person who is known by us to own beneficially or exercise voting or dispositive control over 5% or more of Viragen’s common stock;

•	each of Viragen’s directors;

•	each of Viragen’s named executive officers, as such term is defined in Item 402(a)(3) of Regulation S-K; and

•	all officers and directors as a group.
     Under securities law, a person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. Beneficial ownership may also attribute shares owned of record by one person to another person, such as the record holder’s spouse, minor children, corporation or other business entity. As of the record date, there were 38,896,666 shares of Viragen common stock, the sole outstanding class of voting securities, outstanding. Except as otherwise indicated, we have been informed that the persons identified in the table have sole voting and dispositive power with respect to their shares.
     This table does not give effect to the issuance of up to 31,303,265 shares that would be issued in the event outstanding options and warrants are exercised and upon the conversion of convertible notes, convertible debentures or preferred stock, except with respect to beneficial ownership of shares attributable to the named person in accordance with Securities and Exchange Commission rules.

			Common Shares
			Beneficially Owned
	Number of Shares
	Beneficially	Percent of		Acquirable Within
Name of Beneficial Owner	Owned	Class	Currently	60 days
Charles A. Rice	250,000	*	100,000	150,000
Randolph A. Pohlman	4,112	*	1,112	3,000
Robert C. Salisbury	39,000	*	20,500	18,500
Charles J. Simons	21,447	*	19,447	2,000
Carl N. Singer	479,852	1.2%	447,185	32,667
Nancy A. Speck	1,250	*	—	1,250
C. Richard Stafford	103,000	*	100,000	3,000
Dennis W. Healey	152,565	*	102,565	50,000
Nicholas M. Burke	32,500	*	—	32,500
Alexandra Global Master Fund Ltd. (1)	4,260,000	9.9	116,151	4,143,849
Bristol Investment Fund Ltd.	2,158,201	5.3	10,832	2,147,369
Crestview Capital Master, LLC	2,881,910	6.9	66,372	2,815,538
Omicron Master Trust	2,687,122	6.5	14,443	2,672,679
Palisades Master Fund L.P. (1)	4,270,000	9.9	25,275	4,244,725
Satellite Strategic Finance Associates, LLC (1)	4,085,000	9.9	1,707,889	2,377,111
Officers and Directors as a group (9 persons)	1,083,726	2.8	790,809	292,917

*	less than 1%

(1)	Does not include shares issuable upon conversion of notes, convertible debentures and/or exercise of warrants if conversion or exercise would increase the holder’s beneficial ownership to more than 9.9%.

     The beneficial ownership attributed to Carl N. Singer includes 373,635 shares of common stock held by various limited partnerships for which Fundamental Management Corporation serves as the general partner. Mr. Singer serves as the chairperson of Fundamental Management Corporation. Mr. Salisbury is president and a director of Fundamental Management Corporation. Mr. Salisbury and Mr. Simons are investors in funds managed by Fundamental Management Corporation.
PROPOSAL ONE:

AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK AT
BELOW FAIR MARKET VALUE IN A FINANCING TRANSACTION PURSUANT TO WHICH
VIRAGEN RECEIVED GROSS PROCEEDS OF $2 MILLION THROUGH THE SALE OF
CONVERTIBLE DEBENTURES AND COMMON STOCK PURCHASE WARRRANTS TO
FOUR INSTITUTIONAL INVESTORS
American Stock Exchange Requirement
     The requirements of the American Stock Exchange provide that we submit for approval of our stockholders any issuance of our common stock at below fair market value, in a single transaction or in a series of related transactions, that could exceed 19.9% of our outstanding common stock if such issuance could be made at less than fair market value measured on the date the agreement to issue the stock is made.
     Proposal One relates to a financing transaction falling under the American Stock Exchange requirement. We are seeking your authorization to issue more than 19.9% of our common stock at below fair market value in this transaction. Proposal One is the subject of a purchase agreement dated as of September 15, 2005.
     We calculated the number of shares issuable under Proposal One based upon the present conversion price of the debentures and the exercise price of the common stock purchase warrants sold in the financing transaction. The conversion price of the debentures and the exercise price of the warrants are subject, however, to adjustment, including in the event that Viragen subsequently issues securities at less than the conversion price and exercise price, as the case may be, then in effect. Accordingly, the actual number of shares we issue upon conversion of the debentures and/or the exercise of warrants will depend upon the ultimate terms of any subsequent financing transactions in which we may engage.
Reasons for the Financing Transaction
     Viragen was and continues to be predominantly a research and development company. Revenue generation from products that we acquire or develop requires approvals from various regulatory authorities. Required regulatory approvals are subject to the successful completion of lengthy and costly clinical trials and the successful completion of any clinical trial project also depends on our ability to raise significant investment capital. As a result of the foregoing, our activities continue to be capital intensive and we are not currently able to offset the costs of working capital expenditures with operating revenues. We expect to continue to incur losses from our research and development until we are able to generate substantial revenues from the sale of products that we acquire or develop.
     We have historically disclosed that our future capital requirements are dependent upon many factors, including: restructuring the terms of our $20 million notes that were due March 31, 2006; market conditions and our ability to service our convertible debt; revenue generated from the sale of our natural human interferon product, progress with future and ongoing clinical trials; the costs associated with obtaining regulatory approvals; the costs involved in patent applications; competing technologies and market developments; and our ability to establish collaborative arrangements and effective commercialization activities. Our operating losses and working capital requirements continue to adversely affect cash flow, and we estimate that we will require additional funding of approximately $28 million, over the next two years. This amount represents our estimate of the funds necessary to service existing and projected debts attributable to working capital requirements as well as planned capital expenditures. In the event of our inability to raise capital, or a lack of expanded revenue from the sale of our natural human interferon product, we will likely be unable to meet our operating requirements.
     For the year ended June 30, 2005, we incurred a net loss of $26,208,000, and as of that date had a working capital deficit of $7,301,000 and an accumulated deficit of $146,680,000. Due, in part, to our recurring operating losses, working capital deficit and accumulated deficit, the report of our independent registered public accountants on our financial statements for the year ended June 30, 2005 contains an explanatory paragraph indicating that these conditions raise substantial doubt about our ability to continue as a going concern. We believe the proceeds of the financing transaction that is the subject of Proposal One, coupled with the extension of time to repay our outstanding $20 million indebtedness (see “Terms of the Financing Transaction,” below), will provide us with additional time in which to achieve milestones that we hope will positively affect our share price and thereby enable investors to convert their debt into equity and relieve us of the obligation to repay the indebtedness with cash.
     For all of the foregoing reasons, we have sought and continue to seek additional capital. The recent economic and political environment has made raising capital difficult and we have found few sources of available funds. To date, our success in attracting additional funding has been limited to transactions in which we issue additional equity or convertible debt securities. In light of the availability of this type of financing, and the lack of alternative proposals, the board of directors has determined that the continued use of our equity or convertible debt securities for these purposes may be necessary if Viragen is to sustain operations.
     In the event that Proposal One is not authorized by our stockholders, we will not issue more than 19.9% of our outstanding common stock under the financing transaction described in this Proposal. As a result thereof, depending upon the future market price of our shares, we will be limited in the number of shares that we may issue as monthly amortization payments under the promissory note delivered in the financing transaction. Any amortization payments that would cause more than 19.9% of our outstanding common stock to be issued if payment were to be made in common stock, will instead be made in cash, further limiting the amount of cash at our disposal to meet operating expenses.
Terms of the Financing Transaction
     On September 15, 2005, Viragen entered into a securities purchase agreement under which Viragen sold its convertible, amortizing debentures and common stock purchase warrants to four institutional investors under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder, including Rule 506 of Regulation D.
     Under the terms of the securities purchase agreement, we sold the investors debentures in the aggregate principal amount of $2,000,000 for a purchase price of $1,430,000, after giving effect to an original issue discount in the amount of $570,000. The debentures are convertible at a conversion price of $1.05 per share, subject to adjustment, including in the event that Viragen subsequently issues securities at less than the conversion price then in effect. The debentures provide for amortization in 32 equal monthly installments of principal, commencing on January 1, 2006. Monthly amortization payments may be made by Viragen in cash or in shares of its common stock at a 5% discount to market price (computed by reference to the volume weighted average price of Viragen’s common stock during the five trading day period immediately preceding the amortization due date). Viragen has the right to require the debenture holders to convert their debentures in the event that the volume weighted average price of Viragen common stock exceeds $2.00 per share for 30 consecutive trading days, the resale of the shares issuable upon conversion of the debentures are covered by an effective registration statement, and certain other conditions are met.
     In connection with the securities purchase agreement, Viragen also issued common stock purchase warrants to the investors to purchase 952,381 shares of its common stock, exercisable for three years at an exercise price of $1.25 per share. Subject to certain conditions, Viragen has the right to call the warrants if the volume weighted average price for Viragen common stock exceeds 250% of the prevailing exercise price of the warrants for 20 consecutive trading days.
     Viragen has agreed to file a registration statement with the Securities and Exchange Commission registering the shares of its common stock issuable upon conversion or exercise of the debentures and warrants, respectively, not later than October 30, 2005, and to use its best efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission prior to December 14, 2005. If Viragen fails to meet either or both of these deadlines, or if it fails to deliver unlegended shares to the investors as and when required, Viragen is subject to the payment of liquidated damages, in cash or shares of our common stock, at the option of the investor.
     Conversion of the debentures and exercise of the warrants is subject to a 4.9% cap on the beneficial ownership that each investor may have at any point in time while the debentures and warrants are outstanding.
     In connection with the securities purchase agreement, Viragen paid HPC Capital Management, as placement agent, a cash commission equal to $200,000.
     As a condition precedent to consummation of the sale of the debentures and warrants, and as an inducement to Viragen to sell the debentures under the purchase agreement described above, Viragen entered into agreements (the “Amendment Agreements”) with each of the eight holders of its convertible promissory notes due 2006 (the “2006 Notes”) in the aggregate principal amount of $20 million to:
•	extend the maturity date of the 2006 Notes from March 31, 2006 to August 31, 2008;

•	provide for mandatory conversion of the 2006 Notes if the volume weighted average price for Viragen’s common stock exceeds $2.00 per share for 30 consecutive trading days;

•	amend the adjustment provisions of the 2006 Notes and the warrants issued in connection therewith to provide for “full ratchet” rather than “weighted average” adjustments in the event that Viragen issues securities in the future (other than an “exempt issuance” as defined in the 2006 Notes) for a price of less than the then current conversion price of the 2006 Notes or 119% of the then current exercise price of the warrants, as the case may be;

•	expand the definition of “exempt issuance” under the 2006 Notes and related warrants to exclude from the adjustment provisions of the 2006 Notes and related warrants, Viragen’s issuance of shares (a) in a firm commitment public offering by a reputable underwriter, (b) under equity compensation plans approved by a majority of Viragen’s independent directors or a majority of the non-employee members of a committee of the board, (c) in connection with any future acquisition of the minority interest in Viragen International Inc. and (d) in connection with strategic transactions not undertaken with the primary purpose of raising capital.

     In view of the provisions of the Amendment Agreements, the conversion price and exercise price of the 2006 Notes and related common stock purchase warrants were reduced to $1.05 and $1.25 per share, respectively. The transactions contemplated by the Amendment Agreements have been consummated and stockholder approval for the Amendment Agreements is not being sought.
Vote Required for Approval
     The board of directors recommends that stockholders vote “FOR” Proposal One. The approval of Proposal One requires the affirmative vote of a majority of the shares of Viragen common stock present at the special meeting in person or by proxy and entitled to vote on the Proposal.

PROPOSAL TWO:

PROPOSAL TO AUTHORIZE AN AMENDMENT TO VIRAGEN’S
CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF SHARES OF COMMON
STOCK WE ARE AUTHORIZED TO ISSUE
     The board of directors has voted to authorize and recommend that our stockholders approve an amendment (the “Amendment”) to Viragen’s Certificate of Incorporation (the “Certificate of Amendment”) to increase the number of shares of common stock we are authorized to issue from 100,000,000 shares, $.01 par value per share, to 250,000,000 shares, $.01 par value per share (the “Change in Authorized Shares”).
The Change in Authorized Shares
     Viragen is currently authorized to issue 100,000,000 shares of common stock, $.01 par value per share, of which, 38,896,666 shares are issued and outstanding on the date of this proxy statement. The following table illustrates the amount of authorized, outstanding, reserved and unreserved shares of common stock before and after the Change in Authorized Shares:

		After Giving Effect
	Prior to the Change in	to the Change in
	Authorized Shares	Authorized Shares
Authorized shares	100,000,000	250,000,000
Less:
Outstanding shares of common stock	38,896,666	38,896,666
Shares reserved for future issuance, as follows:
Financing transaction described in Proposal One*	4,241,858	4,241,858
$20 million 7% convertible notes **	17,380,956	17,380,956
Private placement warrants ***	10,632,977	10,632,977
Employee and director stock options	326,267	326,267
Consultant warrants	105,000	105,000
Series A cumulative preferred stock	916	916

Unreserved shares available for issuance	28,415,360	178,415,360

*	Assuming conversion of the debentures, at a 5% discount to the market price of our common stock on October 5, 2005, and exercise of the warrants issued in the financing transaction described in Proposal One.

**	Assuming conversion of the notes at $1.05.

***	Exclusive of warrants issued in the financing transaction described in Proposal One.
     The purpose of Change in Authorized Shares is to provide for (a) a sufficient number of otherwise unreserved shares in the event that all of the debentures, warrants, 2006 Notes and related warrants are converted and/or exercised by their holders and (b) authorized but unissued shares for future issuance for valid corporate purposes. The Amendment Agreements with the holders of the 2006 Notes provide that until such time as stockholder approval is obtained, Viragen’s available shares will be reserved and allocated among the holders on a pro-rata basis.

     Our board of directors also believes that if the Change in Authorized Shares is approved by our stockholders, the excess of authorized shares over those issued and outstanding and reserved for issuance will provide us with increased financial flexibility and will enable us to conclude transactions in which we issue additional shares without the expense and delay of a special stockholders’ meeting. Future transactions in which our shares may be issued include business expansion, strategic acquisitions or partnerships, equity financings, and other corporate purposes. Other than as set forth in the foregoing table, Viragen has not identified any third party or particular transaction in which currently authorized or newly authorized shares will be issued, nor has Viragen entered into any commitments, understandings or agreements requiring the issuance of such shares.
     If the Change in Authorized Shares is approved by the stockholders, the board of directors will be empowered, without the necessity of further action or approval of our stockholders, to issue up to 250 million shares of common stock. However, guidelines of the American Stock Exchange may require us to submit for approval of our stockholders, any issuance of our common stock at below fair market value in a single transaction or in a series of related transactions, that could exceed 19.9% of our outstanding common stock if such issuance could be made at less than fair market value measured on the date the agreement to issue the stock is made. In addition, Delaware law may require stockholder approval for certain corporate transactions such as a merger or sale of all or substantially all of our assets.
     Following the Change in Authorized Shares, each share of authorized common stock will have the same rights and privileges as each share of existing common stock. The issuance of additional common stock, whether before or after the Change in Authorized Shares, will decrease the percentage ownership of us by our existing stockholders and, depending upon the price at which such shares are issued, could be dilutive to existing stockholders.
Vote Required for Approval
     The board of directors recommends that stockholders vote “FOR” Proposal Two. The approval of Proposal Two requires the affirmative vote of a majority of the outstanding shares of Viragen common stock entitled to vote on the Proposal.

NO RIGHTS OF APPRAISAL
     Under the laws of the State of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment to our Certificate of Incorporation or with respect to approval of the issuance of more than 19.9% of our outstanding common stock at below fair market value in the financing transaction described in Proposal One, and we will not independently provide our stockholders with any such right.
INTEREST OF CERTAIN PERSONS IN OPPOSITION
TO MATTERS TO BE ACTED UPON
     Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein.
OTHER MATTERS
     Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.
AVAILABILITY OF FORM 10-K ANNUAL REPORT
     We will deliver without charge a copy of our annual report on Form 10-K for the year ended June 30, 2005 that has been filed with the Securities and Exchange Commission to stockholders receiving this proxy statement. The report is exclusive of exhibits filed with the Securities and Exchange Commission. A copy of this report may also be obtained free of charge from our website at www.viragen.com. If you would like to receive a copy of this report, you may request a copy by writing or telephoning us at the following address and telephone number: Dennis W. Healey, Chief Financial Officer, 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324, 954-233-8746. Copies of our filings are also available at the Securities and Exchange Commission website at http://www.sec.gov.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VIRAGEN, INC.
     The undersigned hereby appoints Carl N. Singer and Charles A. Rice, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Viragen, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of Viragen to be held November 14, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
(Continued and to be marked, dated and signed on the other side)

Address Change/Comments

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS
1. To authorize the possible issuance of more than 19.9% of our common stock at less than fair market value in a financing transaction pursuant to which Viragen has received gross proceeds of $2 million through the sale of its convertible debentures and common stock purchase warrants to four institutional investors.
☐ FOR      ☐ AGAINST      ☐ ABSTAIN
2. To authorize an amendment to Viragen’s certificate of incorporation increasing the number of shares of common stock that Viragen is authorized to issue to 250,000,000.
☐ FOR      ☐ AGAINST      ☐ ABSTAIN
Consenting to receive all future annual materials and shareholder communication electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.
You Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
YOUR VOTE IS IMPORTANT! — YOU CAN VOTE IN ONE OF THREE WAYS:
1. TO VOTE BY INTERNET:      http://www.eproxy.com/vra/
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
2. TO VOTE BY TELEPHONE:      1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
OR

3. VOTE BY MAIL:	Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.
IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.
You can view our Annual Report, Quarter Reports and Proxy Statement on the internet at www.viragen.com
THANK YOU FOR VOTING.